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                                  EXHIBIT (5)
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                          FORM OF APPLICATION FOR THE
                   RETIREMENT INCOME BUILDER VARIABLE ANNUITY
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RETIREMENT INCOME BUILDER VARIABLE ANNUITY
Issued by PFL Life Insurance Company ("PFL Life") * 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001 * Policyholder Service:
800-525-6205 Mail the application and check payable to: PFL Life Insurance Company * 4333 Edgewood Road N.E., Cedar Rapids, IA
52499-0001, Attn: Variable Annuity Dept.
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
1.   Owner(s)         Name __________________________________________________       [_] M    [_] F  Birthdate _____ / _____ / _____
                      Address  ____________________________________________________________________________________________________
                               Street                                  City                       State               Zip
                      Soc. Sec. No.  ____________________________________________    Phone No.  ___________________________________
                      Name __________________________________________________       [_] M    [_] F  Birthdate _____ / _____ / _____
                      Address  ____________________________________________________________________________________________________
                               Street                                  City                       State               Zip

                      Soc. Sec. No.  ___________________________________________     Phone No.  ___________________________________

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     Annuitant        Name  _________________________________________________       [_] M    [_] F  Birthdate _____ / _____ / _____
     Leave blank      Address  ____________________________________________________________________________________________________
     if Annuitant              Street                                  City                       State               Zip
     is same as       Soc. Sec. No.  ____________________________________________   Relationship to Owner__________________________
     sole Owner       *    If you, the policyowner, have named someone other than yourself as the annuitant, please select one of the following regarding payment of the death proceeds. If neither is selected, the first option will be deemed in effect:
                           [_] At the named annuitant's death, I wish to become the annuitant and defer payment of death proceeds until my death
                           [_] At the named annuitant's death, I wish to have the death proceeds paid to the named beneficiary.

                      Policy Owner Signature Required:  ___________________________________________________________________________

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     Beneficiary(ies) Primary  _____________________________________  Relationship to Owner _________________   Percentage  _____
                      Contingent  __________________________________  Relationship to Owner _________________   Percentage  _____

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2.   Premium          Initial Premium $  ____________________  (Min:$2000)     Investment Allocation (whole % only, no fractions)
     Payment/Plan     Variable Options:                                                            PFL Life Fixed Options:
     Options          Fidelity VIP Options:                                                        [_] 1 Year for DCA only (must
                      [_] VIP II Asset Manager              .0%   [_] VIP Equity-Income    .0%          complete DCA form)      .0%
                                                         ------                         ------                               ------
                      [_] VIP II Asset Manager - Growth     .0%   [_] VIP Overseas         .0%     PFL Life Guarantee Periods:
                                                         ------                         ------
                      [_] VIP Growth                        .0%   [_] VIP High Income      .0%     [_] 1 Year                   .0%
                                                         ------                         ------                               ------
                      [_] VIP II Contrafund                 .0%   [_] VIP II Investment    .0%     [_] 3 Year                   .0%
                                                         ------          Grade Bond     ------                               ------
                      [_] VIP II Index 500                  .0%   [_] VIP Money Market     .0%     [_] 5 Year                   .0%
                                                         ------                         ------                               ------
                                                                                                   [_] 7 Year                   .0%
                                                                                                                             ------
                      Note:  Initial variable premium payments will be invested in the VIP         Total (variable and fixed)  100%
                      Money Market Option for at least 14 days, or longer, based on your                                     ------
                      state's "Right to Cancel" period.  See your policy for details.

                      Enhanced Death Benefit Option (Select only one):
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                      Your selection cannot be changed after the policy has been issued. If no option has been specified, the contract will be issued with the option for return of premium less distributions (Option A below).

                      [_] Option A - Return of premiums paid less distributions taken: Annual Mortality and Expense (M&E) risk fee and administrative charge is 1.25%.

                      [_] Option B - 5% Annually Compounding Death Benefit. Compounds to the earlier of the Annuitant's death or
                          Owner's age 81: Annual M&E risk fee and administrative charge is 1.40%.

                      [_] Option C - Annual Step-Up Death Benefit:  Annual M&E risk fee and administrative charge 1.40%.
                      [_] 5% Annually Compounding Death Benefit. Compounds to the earlier of the Annuitant's death or Owner's age
                          81: Annual Mortality and Expense (M&E) risk fee and administrative charge is 1.40%.
                      [_] Return of premiums paid less distributions taken:  Annual M&E risk fee and administrative charge is 1.25%.

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Special               Please initial one: I authorize my Registered Rep. ______ myself only ______ to make telephone transfer
Instructions          requests.
                      Registered Representative's Name  _________________________________

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Replacement           Will this annuity replace or change any existing annuity or life insurance?  [_] Yes  [_] No (If Yes,
Information           complete the following.)
                      Company  ____________________________________________________  Policy No.   ______________________________

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Tax Qualified Plan    [_] Yes   [_] No   (If Yes, Complete the following.)     [_] Other Tax Qualified Plan _________________ (type)
                      [_] IRA Rollover: $ _______ [_] IRA: $ _______  Yr. of Contribution:_____ [_] IRA Transfer [_] Qualified Plan
                                                                                                                     Rollover

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3.                    *     IRS disclosure regarding distributions from this policy: Under penalties of perjury, I hereby certify
                            (1) that the Social Security or Taxpayer I.D. number listed in Section 1 of this application is correct and (2) that I am currently not subject to withholding. (Cross out (2) if NOT correct.) See reverse for an explanation of this disclosure.
                            The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
                            Signature Required
                                               ____________________________________

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                      *     I understand that Policy Values, when allocated to any of the variable options above are not guaranteed as to a fixed dollar amount.
                      *     When funds are allocated to the Fixed Account guarantee Periods, Policy Values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of the Guarantee
                            Period.
                      *     I have reviewed my existing Insurance coverage and find this policy suitable for my needs.

                      *     AZ, CA, ID, LA, NM, NV, TX, WA and WI: Spousal consent is required when the spouse is not designated a
                            Policy Owner and/or a Primary Beneficiary and has purchased this annuity in, and/or resides in a community or marital property state, at the time of sale. By signing below, I (consenting spouse)
                            understand and hereby give my consent for the Policy Owner to designate someone other than myself as
                            Primary Beneficiary or Owner of the policy represented by this application. I also understand that this designation may affect my community or marital rights to the proceeds of this policy.
                            Spouse's Signature _______________________________________________ Date ______ / ______ / ______
                      *     I [_] was never married.  [_] am divorced.  [_] My spouse is deceased.
                      *     To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and I agree that this application becomes a part of the annuity policy when issued to me. If this application is part of an instant issue policy, I acknowledge that I am in receipt of a complete copy of the policy provisions herewith.
                      *     This application is subject to acceptance by PFL Life. If this application is rejected for any reason,
                            PFL Life will be liable only for return of premiums paid.
                      *     Send me a copy of the Statement of Additional Information. [_]
                      *     I am in receipt of a current prospectus for this variable annuity.

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Signature(s)          Signed at _________________________________________________________________  Date  ______ / ______ / ______
                      Owner(s) _____________________________     Annuitant (if not Owner)

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Agent Use             Do you have reason to believe the annuity applied for will replace or change any existing annuity or life
Only                  insurance?  [_] Yes    [_] No
                      Registered Rep/Agent (Please print)  _______________________________  Signed  ________________________________
                      Phone No.  __________________________  Soc. Sec. No.  ___________________  PFL Agent #  ______________________

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RBKVA-APP(1) 796      SEE YOUR PROSPECTUS AND POLICY PROVISIONS FOR TERM EXPLANATIONS.
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         **Purpose of Statement. This statement is for the payer (Insurance
Company) of interest, dividends, and certain other payments so that you will not be subject to the 20% backup withholding that became effective January 1, 1984.
       This statement is used to report and certify your taxpayer identification number (TIN) to the payer, to certify that you are not subject to backup withholding because of underreporting interest and dividends on your tax return, and to claim exemption from backup withholding if you are an exempt payee.
       If you do not certify your TIN, the payer may be required to withhold 20%
of payments made to you.
What is Backup Withholding. The Interest and Dividend Tax Compliance Act of 1983
requires payers to withhold and pay to IRS 20% Of payments of interest, dividends, and certain other payments under certain conditions. This is called
"backup withholding." If you give your correct TIN, certify your TIN when required, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding.
       Payments you receive will be subject to backup withholding if:
(1)    You do not furnish your TIN to the payer, or
(2)    IRS notifies the payer that you furnished an incorrect TIN, or
(3)    You are notified by IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for interest and dividend accounts only), or
(4)    You fail to certify to the payer that you are not subject to backup withholding under (3) above (for interest and dividend accounts opened after 1983 only), or
(5)    You fail to certify your TIN. This applies only to interest, dividend broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

For other payments, you are subject to backup withholding only if (1) or (2) above applies.